UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 1, 2006 (March 1, 2006)
CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		95-4180883
(State or other jurisdiction	001-15957	(I.R.S. Employer
of incorporation)	(Commission file number)	Identification No.)
21211 Nordhoff Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)
(818) 734-5300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

Section 5 — Corporate Governance and Management
     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective March 1, 2006, Antonio Rodriquez, 40, has been appointed the Company’s Chief Accounting Officer. Mr. Rodriquez was appointed the Company’s Vice President of Finance on January 3, 2006 and will continue to hold that title.
     Prior to joining the Company, Mr. Rodriquez served as Vice President of Finance for ValueClick, Inc., a publicly-traded internet media and technology firm, from June 2000 until December 2005, where, among other things, he managed due diligence and integration of acquisitions of both public and private companies, as well as managing the accounting department, budgeting and forecasting, and SEC reporting. Before joining ValueClick, Inc., Mr. Rodriquez served as a Senior Manager in the Assurance Practice of the Manufacturing, Retailing and Distribution line of business at KPMG, LLP, where he served publicly-traded manufacturing clients as well as large and middle-market privately-held manufacturing clients. In addition to his audit client responsibilities, Mr. Rodriquez served as a national KPMG Instructor for KPMG’s Business Measurement Process audit methodology, focusing on business strategies, risk and processes. Mr. Rodriquez graduated from California State University, Northridge with a Bachelor of Science in Business Administration and Accounting and is a member of the American Institute of Certified Public Accountants.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION (Registrant)

Date: March 1, 2006	By:	/s/ Walter J. McBride
Walter J. McBride
Chief Financial Officer